UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 22, 2012

CARBO Ceramics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15903	72-1100013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 300 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

(281) 921-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

CARBO Ceramics Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 22, 2012. Voting results for each proposal considered at the Annual Meeting are set forth below. The proposals are described in more detail in the Company’s definitive proxy statement for the Annual Meeting, which was originally filed with the Securities and Exchange Commission on April 4, 2012 and supplemented on May 3, 2012.

Proposal 1: Election of seven directors.

The seven individuals listed below were elected as directors of the Company at the Annual Meeting. Voting results for each director were as follows:

Names	For	Withheld	Broker Non-Votes
Sigmund L. Cornelius	18,178,565	818,245	1,568,556
James B. Jennings	18,491,129	505,681	1,568,556
Gary A. Kolstad	18,783,255	213,555	1,568,556
H.E. Lentz, Jr.	18,174,691	822,119	1,568,556
Randy L. Limbacher	18,568,414	428,396	1,568,556
William C. Morris	18,512,920	483,890	1,568,556
Robert S. Rubin	18,406,526	590,284	1,568,556

Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Voting results with respect to the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012 were as follows:

For	Against	Abstentions
20,422,194	138,653	4,519

Proposal 3: Amendment to the Company’s Amended and Restated Certificate of Incorporation that would increase the number of authorized shares of common stock from 40,000,000 to 80,000,000

Voting results with respect to the amendment to the Company’s Amended and Restated Certificate of Incorporation that would increase the number of authorized shares of common stock from 40,000,000 to 80,000,000 were as follows:

For	Against	Abstentions
17,904,023	2,573,883	87,460

Proposal 4: Advisory vote on the compensation of the named executive officers

Voting results with respect to the advisory vote on the compensation of the named executive officers were as follows:

For	Against	Abstentions	Broker Non-Votes
18,068,886	289,164	638,760	1,568,556

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.

Date: May 23, 2012

	By:	/s/ Ernesto Bautista III
Ernesto Bautista III
Vice President and
Chief Financial Officer